UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2009

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2009, the Board of Directors of The Coca-Cola Company (the “Company”) elected Kathy N. Waller as controller of the Company, effective August 1, 2009.  Ms. Waller, a vice president of the Company, will continue to serve as chief of internal audits of the Company through July 31, 2009.

Ms. Waller, 51, joined the Company in 1987 as a senior accountant in the Accounting Research Department.  In 1990, she became principal accountant for the Northeast Europe/Africa Group and, in 1991, she became marketing controller for the McDonald’s Group.  From 1996 to 1998, Ms. Waller served as financial services manager for the Africa Group and The Minute Maid Company.  She served as director of Financial Reporting from 1998 until July 2004 when she was appointed chief of internal audits.  Ms. Waller was elected vice president of the Company in December 2005.

A copy of the Company’s press release regarding this announcement and other related matters is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release of The Coca-Cola Company dated July 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: July 28, 2009	By: /s/ Geoffrey J. Kelly Geoffrey J. Kelly Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of The Coca-Cola Company dated July 23, 2009.